Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

November 14, 2013

FBR & Co.

1001 Nineteenth Street North

Arlington, Virginia 22209

Ladies and Gentlemen:

We are acting as counsel for FBR & Co., a Virginia corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) that is being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and relating to 1,700,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share, that will be available for future issuance under the FBR & Co. 2006 Long-Term Incentive Plan, as amended and restated effective October 22, 2013 (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

We have examined such documents and records as we deemed appropriate, including, but not limited to, the following:

(i)	a copy of the Plan, as certified by the Secretary of the Company on the date hereof;

(ii)	a copy of the Registration Statement;

(iii)	a copy of the Amended and Restated Articles of Incorporation of the Company as amended to date, as certified by the Secretary of the Company on the date hereof;

(iv)	a copy of the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof; and

(v)	copies, certified by the Secretary of the Company to be true, correct and complete copies, of resolutions adopted by the Board of Directors of the Company relating to the Plan and the Registration Statement and by the shareholders of the Company relating to the Plan.

We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals thereof.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the issuance of the Registered Shares was duly authorized and each Registered Share, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated in this letter, and no opinions may be implied or inferred beyond the matters expressly stated in this letter. The opinions set forth herein are limited to matters of the Virginia Stock Corporation Act and the Securities Act, and we do not express any opinion herein concerning any other law. The opinions expressed herein are based on laws in effect on the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in on made a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP

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